UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2020

SYNERGY EMPIRE LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-235700	38-4096727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.19 Jalan 12/118B, Desa Tun Razak, 56100, Kuala Lumpur, Malaysia.

+(60)3 - 9171 2828

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this report.

ITEM 8.01 OTHER EVENTS

ORDER UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 GRANTING EXEMPTIONS FROM SPECIFIED PROVISIONS OF THE EXCHANGE ACT AND CERTAIN RULES THEREUNDER.

Narrative

Synergy Empire Limited (the “Company”) is expecting a delay in filing of Annual Report on Form 10-K for the fiscal year ended March 31, 2020, because the Company requires additional time to complete the closing of each consolidated subsidiary’s ledger books and its auditors, Total Asia Associates PLT, require additional time to complete the audit process of the Company’s financial statements for the year ended March 31, 2020, due to the outbreak of coronavirus disease 2019 (“COVID-19”), which was first reported in December 2019 in Wuhan, China, and spread to Malaysia in early March.

On March 16, 2020, Malaysia Prime Minister announced the implementation of Movement Control Order (“MCO”) under Control of Infectious Diseases Act 1988 and the Police Act 1967 to contain the spread of coronavirus disease 2019 (“COVID-19”). Pursuant to the declaration, initial phase of the MCO effectively take place from March 18, 2020 to March 31, 2020 for a period of 14 days, and subsequently extended to May 12, 2020 with three 14-day MCO extensions declared by Malaysia Prime Minister.

Pursuant to the MCO, all government and private premises except those involved in essential supply of goods and services such as water, electricity, energy, telecommunications, postal, transportation, irrigation, oil, gas, fuel, lubricants, broadcasting, finance, banking, health, pharmacy, fire, prison, port, airport, safety, defense, cleaning, retail and food supply should be closed.

On May 1, 2020, Malaysia Prime Minister announced that Conditional Movement Control Order (“CMCO”), a relaxation of MCO will replaced existing MCO on May 4, 2020 onwards and scheduled to expire on original 4th MCO expiration date, May 12, 2020. On May 10, 2020, Malaysia Prime Minister announced that the CMCO will be extended for a period of 4 weeks from May 13, 2020 until June 9, 2020.

Pursuant to CMCO, most economic sectors and activities can operate while observing the business standard operation procedures such as social distancing and recording the names and telephone numbers of customers and the dates of their visit.

On June 7, 2020, Malaysia Prime Minister announced that Recovery Movement Control Order (“RMCO”) would take place from June 10, 2020 to August 31, 2020, while preserving previous allowable economic activity, interstate travelling is now permissible.

The Company’s central kitchen and all four restaurants were operating throughout the MCO, CMCO and expected to maintain it operation during RMCO period. However, others functional departments of the Company such as accounting and finance department and human resources department were suspended during MCO period.

As a standard audit procedure, the auditors are required to adhere to the confirmation procedures to ensure the effectiveness of this audit procedures, i.e. to issue confirmations to bank, customers and/or suppliers directly, and require the counter-parties to mail back the confirmations directly to the auditors’ office. However, in view of the limited operations of the commercial banks and other business entities (in particular, small and medium sized business entities), and the extended processing period of the express delivery service as part of the control measures during the outbreak and subsequent recovery periods, the issuing time of the audit confirmations is expected to be postpone to June 2020 and the related response period by the respective counter-parties is expected to be longer than usual, and the recovery rate of the audit confirmations distributed (in particular, the confirmations to customers and suppliers) will also expected to be slower than usual, as a result, additional alternative confirmation procedures will be required, such measures would also hinder the overall audit process.

Based on the revised schedule of the completion of the audit procedures, the Company expects to file its Annual Report on Form 10-K for the year ended March 31, 2020 during the week of July 31, 2020.

Risk factor from the impact of COVID-19 on the Company’s business

The management team of the Company believes that the economy as a whole and the financial performance of the Company will be severely impacted due to the MCO to contain the spread of COVID-19. For the nine months ended December 31, 2019, the Company generated revenue of $386,078, of which $58,423 or 15.13% of the total revenue derived through food delivery platform, remaining are mainly through restaurants dine in. Despite the possibility of increased in food delivery revenue during MCO, the management is pessimistic that such increase in food delivery revenue could compensate the loss in the restaurants dine in revenue portion, as such the management believes the revenue for the quarter ended March 31, 2020 and June 30, 2020 to be adversely and significantly impacted.

The Company is commencing its public offering through our Director, Mr. Leong Will Liam and our Chief Executive Officer, Mr. Law Jia Ming’s personal connections pursuant to the Company’s registration statement on Form S-1, which was declared effective on March 10, 2020. The Director believes that, the MCO will negatively impact the public offering progress as well as investor behave comparatively conservative due to the uncertainty in market during and after the COVID-19.

As of December 31, 2020, the Company has an accumulated deficit of $1,105,606 and a working capital deficit of $1,048,409. Aforementioned impact will further deteriorate the financial performance and position of the Company, as such the Company’s cash position is not significant to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire financial support from its shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGY EMPIRE LIMITED
(Name of Registrant)

Date: June 15, 2020

	By:	/s/ Law Jia Ming
	Name:	Law Jia Ming
	Title:	Chief Executive Officer, Chief Financial Officer